Exhibit 4.3

                      AMENDED AND RESTETED FUELNATION INC.
                             2002 STOCK OPTION PLAN

         On April 18, 2002, the Board of Directors of FuelNation Inc. (the "Company"), adopted the following 2002 Stock Option Plan, which was amended and restated as of October 28, 2002:

         1. PURPOSE. The purpose of the Plan is to provide key employees, non-employee directors, independent contractors and consultants with a proprietary interest in the Company through the granting of Options which will:

         (a) increase the interest of the key employees, non-employee directors, independent contractors and consultants in the Company's welfare;

         (b) furnish an incentive to the key employees, non-employee directors, independent contractors and consultants to continue their services for the Company; and

         (c) provide a means through which the Company may attract able persons to enter its employ, serve on its Board and render services to it.

         2. ADMINISTRATION. The Plan will be administered by the Committee.

         3. PARTICIPANTS. The Committee may, from time to time, select the particular Key Employees, non-employee directors, independent contractors and consultants of the Company and its Subsidiaries to whom Options are to be granted, and who will, upon such grant, become Participants in the Plan. The Committee has the authority, in its complete discretion, to grant Options to Participants. A Participant may be granted more than one Option under the Plan, and Options may be granted any time or times during the term of the Plan.

         4. STOCK OWNERSHIP LIMITATION. No Incentive Option may be granted to an Employee who owns more than 10% of the voting power of all classes of stock of the Company or its Parent or Subsidiaries. This limitation will not apply if the Option price is at least 110% of the fair market value of the Common Stock at the time the Incentive Option is granted and the Incentive Option is not exercisable more than five years from the date it is granted.

         5. SHARES SUBJECT TO PLAN. The Committee may not grant Options under the Plan for more than 72,000,000 shares of Common Stock and may not grant Options to any Participant for more than 7,200,000 shares of Common Stock, but these numbers may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend, stock split, share combination, recapitalization or the like of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an Option or otherwise are no longer subject to purchase pursuant to an Option granted under the Plan may be re-offered under the Plan. Effective on the date of the 1-for-150 reverse split, an additional 480,000 shares of Common Stock (post-split) have been reserved for grant by the Committee.

         6. LIMITATION ON AMOUNT. The aggregate fair market value (determined at the date of grant) of the shares of Common Stock which any Key Employee is first eligible to purchase in any calendar year by exercise of Incentive Options granted under the Plan and all incentive stock option plans (within the meaning of Section 422 of the Code) of the Company or its Parent or Subsidiaries shall not exceed $100,000. For this purpose, the fair market value (determined at the date of grant of each option) of the stock purchasable by exercise of an Incentive Option (or an installment thereof) shall be counted against the $100,000 annual limitation for a Key Employee only for the calendar year such stock is first purchasable under the terms of the Incentive Option.

         7. ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of Options to Key Employees, non-employee directors, independent contractors and consultants of the Company or its Subsidiaries. The grant of an Option to an individual shall not be deemed either to entitle the individual to, or to disqualify the individual from, participation in any other grant of Options under the Plan.

         8. GRANT OF OPTIONS. The Committee is authorized to grant Incentive Options, Non-qualified Options, or a combination of both, under the Plan; provided, however, Incentive Options may be granted only to Key Employees. The grant of Options shall be evidenced by Option Agreements containing such terms and provisions as are approved by the Committee, but not inconsistent with the Plan, including (without limitation) provisions that may be necessary to assure that any Option that is intended to be an Incentive Option will comply with
Section 422 of the Code. The Company shall execute Option Agreements upon instructions from the Committee. Except as provided otherwise in Sections 5 and 14 of the Plan, the terms of any Option Agreement executed by the Company shall not be amended, modified or changed without the written consent of the Company and the Participant.

         An Option Agreement may provide that the Participant may request approval from the Committee to exercise an Option or a portion thereof by tendering Qualifying Shares at the fair market value per share on the date of exercise in lieu of cash payment of the Option price. The Plan shall be submitted to the Company's shareholders for approval. Options may be granted under the Plan before the shareholders of the Company approve the Plan, and those Options will be effective when granted; but if for any reason the shareholders of the Company do not approve the Plan before one year from the date of adoption of the Plan by the Board (the "Shareholder Approval Deadline"), all Incentive Options granted under the Plan before the Shareholder Approval Deadline will be deemed to have been granted as Non-qualified Options. No Option granted before shareholder approval may be exercised, in whole or in part, before approval of the Plan by the shareholders of the Company.

         9. OPTION PRICE. The Option price for an Incentive Option shall not be less than 100% of the fair market value per share of the Common Stock (or 110% of such amount as required by Section 4 of the Plan), and at least the par value per share of Common Stock, on the date the Option is granted. The Option price for a Non-qualified Option shall be, as determined by the Committee, any price per share of the Common Stock that is greater than par value per share of the Common Stock. For purposes of the Plan, the fair market value of a share of the Common Stock shall be (i) if the Common Stock is traded in the over-the-counter market or on any securities exchange, the closing price or, if applicable, the average of the closing bid and ask prices per share of such Common Stock for the last business day immediately before the date the Option is granted, and (ii) if the Common Stock is not so traded, an amount determined by the Committee in good faith using any reasonable valuation method and based on such factors as it deems relevant to such determination.

         10. OPTION PERIOD. The Option Period will begin on the date the Option is granted, which will be the date the Committee authorizes the Option unless the Committee specifies a later date. No Option may terminate later than ten years (or five years as required by Section 4 of the Plan) from the date the Option is granted. The Committee may provide for the exercise of Options in installments and, subject to the provisions hereof, upon such terms, conditions and restrictions as it may determine. The Committee may provide for termination of the Option in the case of termination of employment, directorship or independent contractor or consultant relationship, or any other reason.

         11. RIGHTS IN EVENT OF DEATH OR DISABILITY. If a Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to termination of his right to exercise an Option in accordance with the provisions of his Option Agreement, the Option Agreement may provide that it may be exercised, to the extent of the shares with respect to which the Option could have been exercised by the Participant on the date of his death or disability,
(i) in the case of death, by the Participant's estate or by the person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant, or (ii) in the case of disability, by the Participant or his personal representative, provided the Option is exercised prior to the date of its expiration or not more than one year from the date of the Participant's death or disability, whichever first occurs. The date of disability of a Participant shall be determined by the Committee.

         12. TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. Unless otherwise specified in the applicable option agreement, upon termination of the optionee's employment or other relationship with the Company, his rights to exercise such options then held by him shall be only as follows. However, in no case shall the time periods referred to below extend the term of the applicable option specified therein:

         (a) Retirement. Upon the retirement (either pursuant to a Company retirement plan, if any, or pursuant to the approval of the Company's Board) of an officer, director or employee, an outstanding option may be exercised (to the extent exercisable at the date of such retirement) by him within such period after the date of his retirement (provided that such period is no less than 30 days and no more than 90 days) as the Committee shall prescribe in the applicable option agreement.

         (b) Other Termination. In the event an officer, director or employee ceases to serve as an officer, director or leaves the employ of the Company for any reasons other than as set forth herein, any option which he holds shall remain exercisable (to the extent exercisable as of the date of such termination) until 90 days after the date of such termination.

         (c) Committee Discretion. The Committee may, in its sole discretion, accelerate the exercisability of any or all options upon termination of employment or cessation of services.

         13. PAYMENT. Full payment for shares purchased upon exercising an Option shall be made in cash or by check or, if the Option Agreement so permits and no legal or regulatory requirement imposed on the Company or covenant made by the Company is violated, by tendering Qualifying Shares at the fair market value per share at the time of exercise, or on such other terms as are set forth in the applicable Option Agreement. If the Common Stock is traded in the over-the-counter market or upon any securities exchange, the Committee may permit a Participant exercising an Option to simultaneously exercise the Option and sell a portion of the shares acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from the sale as payment of the Option price of the Common Stock being acquired by exercise of the Option. In addition, the Participant shall tender payment of the amount as may be reforested by the Company, if any, for the purpose of satisfying its statutory liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of an Option. No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a shareholder with respect to those shares until those shares are issued to him.

         14. EXERCISE OF OPTION. Options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in accordance with such terms and subject to such restrictions as are set forth in the applicable Option Agreement. In no event may an Option be exercised or shares be issued pursuant to an Option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured.

         15. CAPITAL ADJUSTMENTS AND REORGANIZATIONS.

         (a) The number of shares of Common Stock covered by each outstanding Option granted under the Plan and the Option price may be adjusted to reflect, as deemed appropriate by the Board, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like of or by the Company that is effected without receipt of consideration by the Company. For this purpose, the term effected without receipt of consideration shall not include conversion or exchange of any convertible or exchangeable securities of the Company.

         (b) In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Participant at least 20 days prior to such proposed action. To the extent that an Option has not been previously exercised, such Option shall terminate immediately before consummation of such proposed dissolution or liquidation.

         (c) If (i) the Company shall sell all or substantially all of its assets to an entity that is not an affiliate, as defined in Rule 405 promulgated under the Securities Act of 1933, as amended, of the Company immediately before that sale, (ii) the Company consummates a merger, consolidation, share exchange or reorganization with another corporation or other entity and, as a result of such merger, consolidation, share exchange or reorganization, less than a majority of the combined voting power of the outstanding securities of the surviving entity (whether the Company or another entity) immediately after such transaction is held in the aggregate by the holders of securities of the Company that were entitled to vote generally in the election of directors of the Company (or its successor) ("Voting Stock") immediately before such transaction, or (iii) when the Common Stock is traded in the over-the-counter market or on any securities exchange pursuant to a tender offer or exchange offer for securities of the Company, or in any other manner, any person or group within the meaning of the Securities Exchange Act of 1934, as amended (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any of its affiliates), acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of the Voting Stock (the surviving corporation or purchaser described in this paragraph, the Purchaser, and any such event described in this paragraph, a Change of Control), then the Company shall negotiate in good faith to reach an agreement with the Purchaser that the Purchaser will either assume the obligations of the Company under the outstanding Options or convert the outstanding Options into options of at least quality value as to capital stock of the Purchaser; but if such an agreement is not reached, then the Options shall become fully vested and exercisable and the Company shall notify each Participant, not later than 20 days before the effective date of such Change of Control (except that in the case of a Change of Control under the clause (iii), notice shall be given as soon as practicable after the Change of Control), that his Option has become fully vested and exercisable, whether or not such Option shall then be exercisable under the terms of his Option Agreement. Any such arrangement relating to Incentive Options shall comply with the requirements of Section 422 of the Code and the regulations thereunder. To the extent that the Participants exercise the Options before or on the effective date of the Change of Control, the Company shall issue all Common Stock purchased by exercise of those Options, and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change of Control. Upon a Change of Control, where the outstanding Options are not assumed by the surviving corporation or the acquiring corporation, the Plan shall terminate, and any unexercised Options outstanding under the Plan at that date shall terminate.

         16. TAX WITHHOLDING. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutorily prescribed minimum amount of federal income taxes or other taxes with respect to the exercise of any Option granted under the Plan. If the Common Stock is traded in the over-the-counter market or upon any securities exchange, such rules and procedures may provide that the withholding obligation shall be satisfied by the Company withholding shares of Common Stock otherwise issuable upon exercise of an Option in shares of Common Stock in an amount equal to the statutorily prescribed minimum withholding applicable to the ordinary income resulting from the exercise of that Option.

         17. NON-ASSIGNABILITY. Unless otherwise permitted by the Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended (if applicable), and expressly permitted in the Option Agreement, an Option may not be transferred other than by will or by the laws of descent and distribution. Except in the case of the death or disability of a Participant, Options granted to a Participant may be exercised only by the Participant.

         18. INTERPRETATION. The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations.

         19. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board or the Committee without the approval of the shareholders of the Company, except that any amendment that would either materially increase the number of securities that may be issued under the Plan or materially modify the requirements of eligibility for participation in the Plan must be approved by the shareholders of the Company.

         20. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, non-employee director, independent contractor or consultant any right to be granted an Option to purchase Common Stock or any other right except as may be evidenced by the Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Options granted hereunder shall not affect in any way the right of the Board, the Committee or the shareholders of the Company to make or authorize any adjustment, recapitalization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures or shares of preferred stock ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding. Nothing contained in the Plan or in any Option Agreement shall confer upon any Employee, non-employee director, independent contractor or consultant any right to (i) continue in the employ of the Company or any of its Subsidiaries, or continue as a director, independent contractor or consultant to the Company or any of its Subsidiaries, or (ii) interfere in any way with the right of the Company or any of its Subsidiaries to terminate his employment, directorship or independent contractor or consultant relationship at any time.

         21. TERM. Unless sooner terminated by action of the Board, this Plan will terminate on July 4, 2010. The Committee may not grant Options under the Plan after that date, but Options granted before that date will continue to be effective in accordance with their terms.

         22. DEFINITIONS. For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         (a)      "Board" means the Board of Directors of the Company.

         (b)      "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Committee" means the committee of the Board appointed to administer the Plan, or, in the absence of such a Committee, means the Board.

         (d) "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the Common Stock varies from that currently authorized, if at all, only in amount of par value).

         (e)      "Company" means FuelNation Inc., a Florida corporation.

         (f) "Employee" means an individual who is employed, within the meaning of Section 3401 of the Code, by the Company or by a Subsidiary. The Committee shall determine when an Employee's period of employment terminates and when such period of employment is deemed to be continued during an approved leave of absence.

         (g) "Incentive Option" means an Option granted under the Plan which meets the requirements of Section 422 of the Code.

         (h) "Key Employee" means any Employee whose performance and responsibilities are determined by the Committee to have a direct and significant effect on the performance of the Company and its Subsidiaries.

         (i) "Non-qualified Option" means an Option granted under the Plan which is not intended to be an Incentive Option.

         (j) "Option" means an option granted pursuant to the Plan to purchase shares of Common Stock, whether granted as an Incentive Option or as a Non-qualified Option.

         (k) "Option Agreement" means, with respect to each Option granted to a Participant, the signed written agreement between the Participant and the Company setting forth the terms and conditions of the Option.

         (l) "Option Period" means the period during which an Option may be exercised.

         (m) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (n) "Participant" means an individual to whom an Option has been granted under the Plan.

         (o) "Plan" means this FuelNation, Inc.. 2002 Stock Option Plan, as set forth herein and as it may be amended from time to time.

         (p)      "Qualifying Shares" means shares of Common Stock which either

                  (i) have been owned by the Participant for more than six months and have been "paid for" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, or

                  (ii) were obtained by the Participant in the public market.

         (q) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any of such corporations.